UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 25, 2007

Jacobs Engineering Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Dr. Linda K. Jacobs, who has served as a director of Jacobs Engineering Group Inc. (the “Company”) since 1986, retired from the Company’s Board of Directors (the “Board”), effective January 25, 2007. Dr. Jacobs chose not to stand for re-election upon the expiration of her term at the Company’s 2007 Annual Meeting. Following her retirement Dr. Jacobs will continue to advise the Company as a consultant with the title Director Emerita.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2007, the Company amended and restated its bylaws to (i) reduce the size of the Board from twelve to eleven directors, and (ii) provide that any director who is elected by the Board to fill a vacancy on the Board shall hold office until the next annual meeting immediately following such director’s election by the Board, unless the appointment occurred less than 30 days prior to such meeting, in which case such director shall stand for election at the following year’s annual meeting, and, in either case, if elected by the stockholders, such director shall hold office for the remainder of the term of the class of directors to which the director was appointed.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On January 26, 2007, the Company issued a press release announcing a two for one stock split to be effected in the form of a 100% stock dividend. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws

99.1	Press release dated January 26, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
John W. Prosser, Jr.
Executive Vice President Finance and Administration

Dated: January 26, 2007

3